Exhibit 99.1

SERVE ROBOTICS, INC.

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2022 AND 2021

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Serve Robotics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Serve Robotics, Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2022 and the period from January 15, 2021 (Inception) to December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s has sustained net losses and used cash flows from operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company’s auditor since 2022.

Newport Beach, California

May 22, 2023

SERVE ROBOTICS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$2,715,719	$7,965,861
Accounts receivable	23,697	-
Inventory	618,262	463,422
Prepaid expenses	81,339	-
Other current assets	-	11,163
Total current assets	3,439,017	8,440,446
Property and equipment, net	3,376,427	119,616
Right of use asset	1,215,968	-
Deposits	512,659	96,647
Total assets	$8,544,071	$8,656,709

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$162,034	$336,314
Accrued liabilities	37,434	-
Note payable, current	1,000,000	-
Right of use liability, current portion	483,186	-
Lease liability, current portion	2,214,348	-
Total current liabilities	3,897,002	336,314
Note payable, net of current portion	1,214,600	-
Simple agreements for future equity	13,150,745	-
Restricted stock award liability	162,747	-
Right of use liability	708,143	-
Lease liability	1,862,980	-
Total liabilities	20,996,217	336,314

Commitments and contingencies (Note 11)

Stockholders’ equity (deficit):
Series Seed preferred stock, $0.00001 par value; 4,008,079 shares authorized, 3,847,756 and 3,527,110 shares issued and outstanding as of December 31, 2022 and 2021, respectively	38	35
Series Seed-1 preferred stock, $0.00001 par value; 3,037,227 shares authorized, issued and outstanding as of both December 31, 2022 and 2021	30	30
Series Seed-2 preferred stock, $0.00001 par value; 2,599,497 shares authorized, issued and outstanding as of both December 31, 2022 and 2021	26	26
Series Seed-3 preferred stock, $0.00001 par value; 445,347 shares authorized, issued and outstanding as of both December 31, 2022 and 2021	4	4
Common stock, $0.00001 par value; 21,200,000 shares authorized, 8,913,072 and 8,850,154 shares issued, 8,495,771 and 8,850,154 shares outstanding as of December 31, 2022 and 2021, respectively	85	89
Additional paid-in capital	31,234,035	29,985,728
Subscription receivable	(165,719)	-
Accumulated deficit	(43,520,645)	(21,665,518)
Total stockholders’ equity (deficit)	(12,452,146)	8,320,395
Total liabilities and stockholders’ equity (deficit)	$8,544,071	$8,656,709

See accompanying notes to consolidated financial statements.

SERVE ROBOTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2022	For the Period from January 15, 2021 (inception) to December 31, 2021

Revenues	$107,819	$-
Cost of revenues	1,148,426	-
Gross profit (loss)	(1,040,607)	-

Operating expenses:
General and administrative	3,786,124	2,465,570
Operations	2,035,063	924,501
Research and development	13,565,765	7,092,628
Sales and marketing	525,494	139,664
Total operating expenses	19,912,446	10,622,363

Loss from operations	(20,953,053)	(10,622,363)

Other income (expense), net:
Interest expense	(636,330)	-
Change in fair value of future equity obligations	(265,744)	(11,043,155)
Total other income (expense), net	(902,074)	(11,043,155)

Provision for income taxes	-	-
Net loss	$(21,855,127)	$(21,665,518)

Weighted average common shares outstanding - basic and diluted	8,583,409	6,997,571
Net loss per common share - basic and diluted	$(2.55)	$(3.10)

See accompanying notes to consolidated financial statements.

SERVE ROBOTICS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series Seed		Series Seed-1		Series Seed-2		Series Seed-3				Additional			Total Stockholders’
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	(Deficit)

Balances at January 15, 2021 (inception)	-	$-	-	$-	-	$-	-	$-	-	$-	$-	$-	$-	$-
Issuance of founders’ stock	-	-	-	-	-	-	-	-	4,400,000	44	4,356	-	-	4,400
Issuance of restricted common stock, net of repurchases	-	-	-	-	-	-	-	-	4,450,184	45	4,601	-	-	4,645
Issuance of Series Seed preferred stock	3,527,110	35	-	-	-	-	-	-	-	-	10,999,963	-	-	10,999,998
Conversion of SAFEs into preferred stock	-	-	3,037,227	30	2,599,497	26	445,347	4	-	-	18,968,094	-	-	18,968,155
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	8,714	-	-	8,714
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(21,665,518)	(21,665,518)
Balances at December 31, 2021	3,527,110	35	3,037,227	30	2,599,497	26	445,347	4	8,850,184	89	29,985,728	-	(21,665,518)	8,320,395
Issuance of Series Seed preferred stock	320,646	3	-	-	-	-	-	-	-	-	999,996	-	-	999,999
Restricted stock purchased with recourse notes	-	-	-	-	-	-	-	-	3,510	-	4,250	(165,719)	-	(161,469)
Restricted stock awards repurchased	-	-	-	-	-	-	-	-	(357,923)	(4)	4	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	195,056	-	-	195,056
Warrants issued in connection with note payable	-	-	-	-	-	-	-	-	-	-	49,000	-	-	49,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(21,855,127)	(21,855,127)
Balances at December 31, 2022	3,847,756	$38	3,037,227	$30	2,599,497	$26	445,347	$4	8,495,771	$85	$31,234,035	$(165,719)	$(43,520,645)	$(12,452,146)

See accompanying notes to consolidated financial statements.

SERVE ROBOTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2022	For the Period from January 15, 2021 (inception) to December 31, 2021
Cash flows from operating activities:
Net loss	$(21,855,127)	$(21,665,518)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	388,139	42,469
Stock-based compensation	195,056	8,714
Change in fair value of simple agreements for future equity	265,744	11,043,155
Amortization of debt discount	13,600
Changes in operating assets and liabilities:
Accounts receivable	(23,697)	-
Inventory	(154,840)	(463,422)
Prepaid expenses	(81,339)	-
Other current assets	11,163	(11,163)
Accounts payable	(174,278)	336,314
Accrued liabilities	37,434	-
Right of use liabilities, net	(24,641)	-
Net cash used in operating activities	(21,402,786)	(10,709,451)
Cash flows from investing activities:
Purchase of property and equipment	(3,644,950)	(162,085)
Deposits	(416,012)	(96,647)
Net cash used in investing activities	(4,060,962)	(258,732)
Cash flows from financing activities:
Proceeds from simple agreement for future equity	12,885,001	7,925,000
Proceeds from note payable	2,500,000	-
Repayments of note payable	(250,000)	-
Proceeds from lease liability financing	4,455,852	-
Repayment of lease liability financing	(378,524)
Issuance of founders’ stock	-	4,400
Issuance of restricted common stock, net of repurchases	1,278	4,645
Issuance of Series Seed preferred stock	999,999	10,999,998
Net cash provided by financing activities	20,213,606	18,934,043
Net change in cash and cash equivalents	(5,250,142)	7,965,861
Cash and cash equivalents at beginning of period	7,965,861	-
Cash and cash equivalents at end of period	$2,715,719	$7,965,861

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$622,730	$-

Supplemental disclosure of non-cash investing and financing activities:
Restricted stock award liability	$162,747	$-
Warrants issued in connection with note payable	$49,000	$-
Subscription receivable	$165,719	$-
Conversion of simple agreement for future equity into preferred stock	$-	$18,968,155

See accompanying notes to consolidated financial statements.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Serve Robotics, Inc. (the “Company”) is a corporation formed on January 15, 2021 under the laws of the State of Delaware. The Company is developing next generation robots for last-mile delivery services. The Company is headquartered in Redwood City, California.

In February 2021, the Company entered into a contribution and license agreement with Postmates, LLC, a Delaware limited liability company (“Postmates”). Pursuant to the agreement, Postmates transferred over certain contracts and agreements, intellectual property and patents and hardware and equipment to the Company. As the contribution was without consideration, the agreement did not have any effect on the Company’s financial statements.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained net losses of $21,855,127 and $21,665,518 for the periods ended December 31, 2022 and 2021, respectively and has negative cash flow from operations for the periods ended December 31, 2022 and 2021. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Serve Robotics Canada Inc. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the valuations of common stock and options. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2022 and 2021, all of the Company’s cash and cash equivalents were held at one accredited financial institution. As of December 31, 2022 and 2021, the Company had $2,465,719 and $7,715,861, respectively, in excess of insured amounts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s assets and liabilities approximate their fair values.

See Note 4 for fair value measurement disclosures.

Accounts Receivable

Accounts receivable are derived from products and services delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventory

Inventory is stated at the lower of cost or market value and accounted for using the specific identification cost method. As of December 31, 2022 and 2021, inventory primarily consists of robotic component parts from the Company’s suppliers. Management reviews its inventory for obsolescence and impairment annually and did not record a reserve for obsolete inventory for the years ended December 31, 2022 and 2021.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the estimated useful life of the asset, which is three (3) to five (5) years for office equipment and two (2) years for the Company’s current robot assets. Estimated useful lives are periodically assessed to determine if changes are appropriate. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the balance sheets and any resulting gains or losses are included in the statement of operations in the period of disposal.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606 – Revenue from Contracts with Customers ( “ASC 606”). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less. To date, The Company has not generated any revenue.

To date, the Company has generated initial revenues from its delivery services as well as branding fees. For delivery services, the Company satisfies its performance obligation when the delivery is complete, which is the point in time control of the delivered product transfers to the customer. The Company recognizes branding fees over time as performance obligations are completed over the term of the agreement.

During the year ended December 31, 2022, delivery revenue was $54,423 and branding fees were $53,575, respectively.

Cost of Revenue

Cost of revenue consists primarily of allocations of depreciation on robot assets used for revenue producing activities, personnel time related to revenue activities, and costs related to data, software and similar costs that allow the robots to function as intended and for the Company to communicate with the robots while in service.

Sales and Marketing

Sales and marketing expenses includes personnel costs and public relations expenses. Advertising costs are expensed as incurred and included in sales and marketing expense.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Operations

Operations expenses primarily consists of costs for field operations personnel that support operations in cities, including supervisors and related costs.

General and Administrative Expenses

General and administrative expenses primarily consist of personnel-related expenses for executive management and administrative functions, including finance and accounting, legal, and human resources, as well as general corporate expenses and general insurance. General and administrative expenses also include depreciation on certain property and equipment as well as amortization of allocated portions of right of use assets. These costs are expensed as incurred.

Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred. Research and development costs include product design, hardware and software costs.

Concentrations

The Company is dependent on third-party vendors to supply inventory and products for research and development activities and parts for building products. In particular, the Company relies and expects to continue to rely on a small number of vendors. The loss of one of these vendors may have a negative short-term impact on the Company’s operations; however, the Company believes there are acceptable substitute vendors that can be utilized longer-term.

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its consolidated balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ equity.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. For awards with service-based vesting conditions, the Company records the expense for using the straight-line method. For awards with performance-based vesting conditions, the Company records the expense if and when the Company concludes that it is probable that the performance condition will be achieved.

The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. Forfeitures are recognized as incurred. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2016 02, Leases (ASC 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted ASC 842 on January 1, 2022 using the modified retrospective approach. The Company elected the package of practical expedients available for existing contracts, which allowed the Company to carry forward our historical assessments of lease identification, lease classification, and initial direct costs. The Company also elected a policy to not apply the recognition requirements of ASC 842 for short-term leases with a term of 12 months or less.

The Company determines if an arrangement is a lease, or includes an embedded lease, at inception for each contract or agreement. A contract is or contains an embedded lease if the contract meets all of the below criteria:

(i)	there is an identified asset

(ii)	the Company obtains substantially all of the economic benefits of the asset

(iii)	the Company has the right to direct the use of the asset

The Company’s operating lease agreements include office and warehouse space. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate that is based on the estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

The operating lease ROU assets and operating lease liabilities include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Variability that is not due to an index or rate, such as payments made based on hourly rates, are excluded from the lease liability. Lease terms may include options to extend or terminate the lease.

Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating ROU asset and operating lease liability when they are at our discretion and considered reasonably certain of being exercised. Over the lease term, the Company uses the effective interest rate method to account for the lease liability as lease payments are made and the ROU asset is amortized in a manner that results in straight-line expense recognition.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2022 and 2021, diluted net loss per share is the same as basic net loss per share for each period. Potentially dilutive items outstanding as of December 31, 2022 and 2021 is as follows:

	December 31,
	2022	2021
Series Seed preferred stock (convertible to common stock)	3,847,756	3,527,110
Series Seed-1 preferred stock (convertible to common stock)	3,037,227	3,037,227
Series Seed-2 preferred stock (convertible to common stock)	2,599,497	2,599,497
Series Seed-3 preferred stock (convertible to common stock)	445,347	445,347
Common stock warrants	67,459	17,314
Preferred stock warrants	160,323	160,323
Stock options	1,071,946	734,378
Total potentially dilutive shares	11,229,555	10,521,196

Excluded in the table below are the number of shares that would be issuable upon the conversion of Simple Agreements for Future Equity, for which the number of shares are indeterminable. The table also excludes 417,301 shares of restricted stock considered issued but not outstanding due to vesting requirements (Note 8).

Recently Adopted Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measurements as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Simple agreement for future equity	$-	$-	$13,150,745	$-
	$-	$-	$13,150,745	$-

The Company measures the simple agreements for future equity at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the future equity obligations uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the simple agreements for future equity related to updated assumptions and estimates are recognized within the statements of operations.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The simple agreements for future equity may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

The Company utilized a probability-weighted average approach based on the estimated market value of the underlying securities and the potential settlement outcomes of the simple agreements for future equity, including a liquidity event or future equity financing as well as other settlement alternatives. Both the market value of the underlying securities and the probability of the settlement outcomes include unobservable Level 3 inputs.

As of December 31, 2022, the Company assumed a 85% probability of a liquidity and/or equity financing events as the primary ultimate settlement outcomes of the future equity obligations As of December 31, 2022, the Company calculated the potential number of shares to be converted based on the agreement terms (see Note 7) and the Company’s respective capitalization as of December 31, 2022. In 2021, the Company determined the fair value of the simple agreements for future equity prior to conversion based on the number of shares that the obligations converted into at the underlying fair value of the Series Seed preferred stock. After conversion in 2021, there were no simple agreements for future equity outstanding as of December 31, 2021.

The following table presents changes in Level 3 liabilities measured at fair value for the periods ended December 31, 2022 and 2021:

Simple
Agreement For
Future Equity
Balance at inception	$-
Issuance of simple agreements for future equity	7,925,000
Change in fair value	11,043,155
Conversion to Series Seed-1, Seed-2 and Seed-3 preferred stock	(18,968,155)
Oustanding as of December 31, 2021	-
Issuance of simple agreements for future equity	12,885,001
Change in fair value	265,744
Oustanding as of December 31, 2022	$13,150,745

5.	PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment, net at December 31:

	December 31,
	2022	2021
Office equipment	$245,747	$162,085
Robot assets	3,561,288	-
Total	3,807,035	162,085
Less: accumulated depreciation	(430,608)	(42,469)
Property and equipment, net	$3,376,427	$119,616

In November 2022, the Company capitalized $3,561,288 in its next-generation of robot assets, which were financed as part of a failed sales and leaseback transaction (Note 11). Such are held as collateral under the agreement, see Note 11.

Depreciation expense was $388,139 and $42,469 for the periods ended December 31, 2022 and 2021, respectively.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	NOTE PAYABLE

In March 2022, the Company entered into a promissory note with Silicon Valley Bank (“SVB”) for a principal amount of $2,500,000. The note matures on March 1, 2025 and bears interest at the greater of 3.25% or prime rate. The loan had interest-only payments through September 2022, and then requires monthly principal payments of $83,333, plus interest, beginning October 2022. Through December 31, 2022, the Company has made principal repayments totaling $250,000 and $2,250,000 remained outstanding. Interest expense was $58,463 for the year ended December 31, 2022, all of which was paid. The note is secured by the Company’s assets, subject to certain and permitted subordination.

In connection with the note, the Company issued SVB 50,145 warrants to purchase common stock. The warrants have an exercise price of $0.39 per share, are immediately exercisable and have a term of 12 years. The fair value of the warrant was $49,000, which was recognized as a debt discount and will be amortized to interest expense over the life of the note. During the year ended December 31, 2022, amortization of debt discount was $13,600.

As of December 31, 2022, note payable, net of unamortized discount of $35,400, was $2,214,600. The following is a summary of future principal payments owed as of December 31, 2022:

Year Ending December 31,
2023	$1,000,000
2024	1,000,000
2025	250,000
$2,250,000

7.	FUTURE EQUITY OBLIGATIONS

In 2022 and 2021, the Company entered into Simple Agreements for Future Equity (“SAFE”) for aggregate purchase amounts of $12,885,001 and $7,925,000, respectively. The 2022 agreements, which provide the right of the investors to future equity in the Company, are subject to a valuation cap of $65.0 million for $2,300,000 of the purchase amount with the remaining agreements being uncapped. The agreements have a discount rate of 80%. The 2021 agreements had a valuation cap of $35.0 million.

For the 2022 SAFEs, if there is a preferred equity financing before the termination of the SAFEs, on the initial closing of such equity financing, this SAFE will automatically convert into the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Discount Price or Conversion Price. The Discount Price is the price per share of the Standard Preferred Stock sold in the equity financing multiplied by the Discount Rate. The Conversion Price is 1) the Safe Price or (2) the Discount Price, whichever calculation results in a greater number of shares of Safe Preferred Stock. The SAFE price is the price per share equal to the valuation cap divided by the Company’s dilutive shares outstanding.

In October 2021, the Company completed an equity financing of Series Seed preferred stock (see Note8) at a price per share of $3.1187. Upon this financing, all of the outstanding SAFEs then outstanding, automatically converted into Series Seed 1-3 preferred stock. Immediately prior to the conversion, the Company recorded a fair value adjustment to reflect the number of shares that the obligations converted into at the underlying fair value of the Series Seed preferred stock. At conversion, the fair value of the obligations was $18,968,155, which were then converted into (i) 3,037,227 shares of Series Seed-1 preferred stock, (ii) 2,599,497shares of Series Seed-2 preferred stock, and (iii) 445,347 shares of Series Seed-3 preferred stock.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has issued Series Seed, Series Seed-1, Series Seed-2 and Series Seed-3 convertible preferred stock (collectively referred to as “Preferred Stock”). As of December 31, 2022, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue a total of 10,090,150 shares of Preferred Stock, of which 4,008,079 shares were designated as Series Seed Preferred Stock, 3,037,227 shares were designated as Series Seed-1 Preferred Stock, 2,599,497 shares were designated as Series Seed-2 Preferred Stock and 445,437 shares were designated as Series Seed-3 Preferred Stock. The Preferred Stock has a par value of $0.00001 per share.

The holders of the Preferred Stock have the following rights and preferences:

Voting

The holders of Preferred Stock are entitled to vote, together with the holders of common stock as a single class, on all matters submitted to stockholders for a vote and have the right to vote the number of shares equal to the number of shares of common stock into which each share of Preferred Stock could convert on the record date for determination of stockholders entitled to vote.

The Preferred Stock holders, voting together as a single class, shall be entitled to elect one director of the Company.

Dividends

The Company shall not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company unless the holders of Preferred Stock then outstanding shall first receive, or simultaneously receive, on a pari passu, equal priority basis a non-cumulative dividend on each outstanding share of each series of Preferred Stock in an amount to 8% of the Original Issue Price per share per annum for each series of Preferred Stock. The foregoing dividends shall not be cumulative and shall be paid, when, as and if declared by the Company’s board of directors. The Original Issue Price is (i) $3.1187 per share for the Series Seed Preferred Stock, (ii) $1.2182 per share for Series Seed-1 Preferred Stock, (iii) 2.1831 per share for Series Seed-2 Preferred Stock and (iv) $2.8068 per share for Series Seed-3 Preferred Stock. After payment to Preferred stockholders, any additional dividends shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held if all holders of Preferred Stock were converted.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event, the preferred stockholders, on a pari passu basis, shall be entitled to a liquidation preference equal to the greater of (i) the applicable Original Issuance Price applicable to each series, plus any dividends declared but unpaid on such share and (ii) such amount per share as would have been payable had all shares of such series of Preferred Stock been converted into Common Stock. After the payment of all preferential amounts to preferred stockholders, the remaining assets available for distribution shall be distributed among common stockholders on a pro-rata basis.

As of December 31, 2022 and 2021, the liquidation preferences were as follows:

	December 31,
	2022	2021
Series Seed preferred stock	$11,999,997	$10,999,998
Series Seed-1 preferred stock	3,699,950	3,699,950
Series Seed-2 preferred stock	5,674,962	5,674,962
Series Seed-3 preferred stock	1,250,000	1,250,000
	$22,624,909	$21,624,910

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Conversion

Each share of Preferred Stock is convertible into common stock, at the option of the holder, at any time after the date of issuance. In addition, each share of Preferred Stock will be automatically converted into shares of common stock at the applicable conversion ratio then in effect (i) upon the closing of a firm-commitment public offering resulting in at least $50,000,000 of gross proceeds to the Company (or $9.3561 per share), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization, or (ii) upon the written consent of the holders of a majority of the then-outstanding shares of Preferred Stock, voting together as a single class.

The conversion ratio of each series of Preferred Stock is determined by dividing the original issue price of each series by the conversion price of each series. The conversion price per share is (i) $3.1187 per share for the Series Seed Preferred Stock, (ii) $1.2182 per share for Series Seed-1 Preferred Stock, (iii) 2.1831 per share for Series Seed-2 Preferred Stock and (iv) $2.8068 per share for Series Seed-3 Preferred Stock, each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization.  Accordingly, as of December 31, 2022, each share outstanding of each series of Preferred Stock was convertible into shares of common stock on a one-for-one basis.

In the event that the Company issues additional securities at a purchase price less than the conversion price for a series of Preferred Stock, the conversion price shall be adjusted pursuant an anti-dilution formula defined in the certificate of incorporation, as amended and restated.

Transactions

In February 2022, the Company issued 320,646 shares of Series Seed Preferred Stock for gross proceeds of $999,999, or $3.1187 per share.

In October 2021, the Company issued 3,527,110 shares of Series Seed Preferred Stock for gross proceeds of $10,999,998, or $3.1187 per share.

See Note 7 for conversion of SAFEs into preferred stock.

Common Stock

After the Company’s amended to its certificate of incorporation in February 2022, the Company authorized 21,200,000 shares of common stock at $0.00001 par value as of December 31, 2022.

Common stockholders have voting rights of one vote per share and are entitled to elect two directors of the Company. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of preferred stockholders.

During the period ended December 31, 2021, the Company issued 4,400,000 shares of common stock to founders for proceeds of $4,400, or par value. Such are restricted and subject to vesting over four years.

Restricted Common Stock

During the period ended December 31, 2021, the Company issued 4,450,184 shares of restricted common stock, net of repurchases, for proceeds of $4,645. Of the restricted shares granted, 1,504,475 awards were originally subject to specified vesting milestones there were not expected to be met and therefore, no expense was recorded. In October 2022, the Company modified the milestone awards to eliminate the milestone requirements, to the extent they were still outstanding as of September 15, 2022. The shares became subject to time vesting, monthly over four years. Due to the modification, the Company recognized additional stock compensation of $137,196. The awards without milestones, vest monthly over time, generally over a four-year period with a one-year cliff.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2022, the Company issued 420,811 shares of restricted common stock for full recourse notes totaling $164,116. The shares were issued with a corresponding note receivable, a recourse loan that was collateralized by the underlying shares. The Company plans to enforce the recourse terms for the holders. As such, in accordance with ASC 505-10-45-2, the Company recognized a subscription receivable of $165,719, inclusive of interest on the note, which is included as a contra-equity on the consolidated balance sheets. The Company recorded a corresponding restricted stock award liability of $162,747 for the potential settlement if the call right for the shares of restricted common stock is exercised by the Company per the terms of the agreement, and unvested shares are repurchased. The Company reduced the liability and increased additional paid-in capital for the value of the note associated with vested shares no longer subject to the call right. In connection with this grant, the Company recognized stock compensation of $4,250.

As of December 31, 2022, inclusive of founders restricted stock described above, 2,930,262 shares of common stock had vested and 8,495,771 shares of common stock were outstanding. Total issued shares of common stock totaled 8,913,072, which includes the shares of restricted stock issued with the recourse note.

During the years ended December 31, 2022 and 2021, the Company recorded stock-based compensation pertaining to vesting of restricted common stock of $141,446 and $0, respectively.

During 2022, the Company repurchased restricted stock awards of 357,923 shares of common stock for nominal value.

9.	STOCK-BASED COMPENSATION

Serve Robotics 2021 Equity Incentive Plan

The Company has adopted the Serve Robotics 2021 Equity Incentive Plan (“2021 Plan”), as amended and restated, which provides for the grant of shares of stock options and stock appreciation rights (“SARs”) and restricted common shares to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the 2021 Plan was 6,061,808 shares as of December 31, 2022. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award. As of December 31, 2022, there were 4,989,862 shares available for grant under the 2021 Plan. Stock options granted under the 2021 Plan typically vest over a four-year period, with a 1-year cliff as well as via specified milestones.

In 2021 and 2022, the Company granted 734,378 and 796,120 options, with weighted average grant date fair values of $0.27 per share.

A summary of information related to stock options for the periods ended December 31, 2022 and 2021 is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of inception	-	-	$-
Granted	734,378	$0.39
Exercised	-	-
Forfeited	-	-
Outstanding as of December 31, 2021	734,378	0.39	$-
Granted	796,120	$0.39
Exercised	-
Forfeited	(458,552)
Outstanding as of December 31, 2022	1,071,946	$0.39	$-

Exercisable as of December 31, 2022	211,730	$0.39	$-
Exercisable as of December 31, 2021	417	$0.39	$-

As of December 31, 2022, the weighted average duration to expiration of outstanding options was 9.2 years.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Of the 2021 options granted; 198,974 options were granted with performance conditions based on specified milestones. As of December 31, 2021, none of these milestones were met or were probable of being met and the Company did not recognize any stock-based compensation expense pertaining to these options. In October 2022, the Company agreed to modify previous common stock and option equity awards that were subject to milestone vesting, to the extent they were still outstanding as of September 15, 2022, to time based vesting. All such awards had the milestones eliminated, and vest monthly over four years. Certain shares are subject to acceleration of vesting upon termination without cause. The value of the options before and after modification were not significantly different. The additional expense upon modification is included in the overall $57,860 of stock compensation from options disclosed above.

Stock-based compensation expense for stock options of $57,860 and $7,111 was recognized under ASC 718 for the periods ended December 31, 2022 and 2021, respectively. Total unrecognized compensation cost related to non-vested stock option awards amounted to approximately $303,000 as of December 31, 2022, which will be recognized over a weighted average period of 2.06 years.

The stock options were valued using the Black-Scholes pricing model using the range of inputs as indicated below:

		For the Period from
		January 15, 2021
	Year Ended	(inception) to
	December 31,	December 31,
	2022	2021
Risk-free interest rate	2.98%	1.33%
Expected term (in years)	6.0-6.3	5.5-6.3
Expected volatility	79.1%	79.1%
Expected dividend yield	0%	0%

Warrants

In connection with the SVB note (see Note 6), the Company issued 50,145 warrants to purchase common stock. The warrants have an exercise price of $0.39 per share, are immediately exercisable and have a term of 12 years. The fair value of the warrant was $49,000. The Black-Scholes inputs used were similar to those described in stock-options above, other than the contractual term was used for expected life.

During the period ended December 31, 2021, the Company granted 17,314 warrants to purchase common stock, exercisable at $3.12 per share. The warrants were valued using the Black-Scholes option-pricing model for a fair value of $0.09 per share and $1,603 was recognized as stock-compensation expense. The warrants vest monthly over 12 months. The Black-Scholes inputs used were similar to those described in stock-options above, other than the contractual term was used for expected life.

During the period ended December 31, 2021 the Company issued 160,323 warrants to purchase shares of preferred stock, exercisable at $3.12 per share. The warrants were valued using the Black-Scholes option pricing model and have a grant-date fair value of $2.23 per share, or total fair value of $373,704 using inputs similar to those described in stock options above other than the contractual term was used for expected life. The warrants vest based on specified milestones. As of December 31, 2022 and 2021, the milestones were not met and no warrants had vested. Therefore, the Company did not recognize any stock-based compensation expense pertaining to these warrants.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Classification

Stock-based compensation expense for stock options was classified in the statements of operations as follows:

	Period Ended
	December 31,
	2022	2021
General and administrative	$23,650	$8,714
Operations	14,625	-
Research and development	156,994	-
Sales and marketing	4,042	-
	$199,310	$8,714

10.	INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate solely to net operating loss carryforwards. As of December 31, 2022 and 2021, the Company had net deferred tax assets before valuation allowance of $8,978,639 and $2,982,757, respectively. The following table presents the deferred tax assets and liabilities by source:

	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$8,940,441	$2,982,757
Other temporary differences	85,998	-
Valuation allowance	(9,026,439)	(2,982,757)
Net deferred tax assets	$-	$-

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to taxable losses for the periods ended 2022 and 2021, cumulative losses through December 31, 2022, and no history of generating taxable income. Therefore, valuation allowances of $9,026,439 and $ $2,982,757 were recorded as of December 31, 2022 and 2021, respectively. Valuation allowance increased by $6,043,682 and $2,982,757 during the periods ended December 31, 2022 and 2021, respectively. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be 28.0%. The effective rate is reduced to 0% due to the full valuation allowance on net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2022 and 2021, the Company had net operating loss carryforwards available to offset future taxable income in the amount of $31,805,199 and $10,611,018, respectively.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception, other than minimum state tax. The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021-2022 tax years remain open to examination.

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	COMMITMENTS AND CONTINGENCIES

Leases – Right of Use Asset and Liability

The Company’s operating lease agreements include office and warehouse space. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate that is based on the estimated rate of interest for a collateralized borrowing of a similar asset, using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

The Company has elected the practical expedient not to recognize leases with an initial term of 12 months or less on its balance sheet and lease expense is recognized on a straight-line basis over the term of the short-term lease.

The components of lease costs are as follows:

		Period Ended
	Financial Statement	December 31,
Type	Line Item	2022	2021
Operating lease	General and administrative	$621,388	$296,519
Total lease costs		$621,388	$296,519

Supplemental cash flow information related to leases are as follows:

	Period Ended
	December 31,
	2022	2021
Operating cash flows paid for operating leases	$381,457	$-
Right-of-use assets obtained in exchange for operating lease obligations	$1,535,230	$-

Supplemental balance sheet information related to leases are as follows:

	December 31,
	2022	2021
Weighted-average remaining lease term (in years)	2.30	n/a
Weighted-average discount rate	7.25%	n/a

Maturities of lease liabilities, as of December 31, 2022, are as follows:

Year Ending December 31,	Operating Leases
2023	$483,186
2024	527,983
2025	214,775
Total lease payments	1,225,945
Less: imputed interest	(34,616)
Total lease obligations	$1,191,329

SERVE ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Finance Lease – Failed Sales-Leaseback

In November 2022, the Company entered into a lease agreement with Farnam Capital for its next-generation of robot assets. As per ASC 842-40-25-1, the transaction was considered a failed sales and leaseback and therefore, the lease was accounted for as a financing agreement. In total, the Company received proceeds of $4,455,852 related to robot assets constructed that are held as collateral. The agreement calls for payments through October 31, 2024 of $189,262 and required a security deposit of $378,524. Through December 31, 2022, the Company has made principal repayments totaling $378,524. Furthermore, the Company paid $544,422 in interim payments during the asset construction process which was recorded as interest expense. The outstanding lease liability at December 31, 2022 was $4,077,328. The Company has the option to purchase the assets at the end of the lease for 40% of the original equipment cost.

Future principal payments as of December 31, 2022 were as follows:

Year Ending December 31,	Lease Liability
2023	$2,214,348
2024	1,862,980
Total	$4,077,328

Commitments

On December 31, 2021, the company entered into a strategic supply agreement with a manufacturer of component parts used for the Company’s robot assets.  The agreement calls for a minimum of $2.3 million in purchases over a two-year period ending December 2023.  At the end of the two-year period, the vendor may invoice the Company for any shortfall in orders.

The company has minimum spend agreements related to simulation software and storage services. The purchase commitments extend for a period of two to three years.

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 19, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

In April 2023, the Company received bridge financing totaling $3,000,000 in principal, due in six months from the note date. The bridge financing bear interest at 10% per annum and are payable six months from the date of the bridge financing, subject to conversion. Upon the Company’s planned reverse merger (“PIPE Offering”), the note will convert into shares of common stock at a conversion price equal to 80% of the price per the PIPE offering. Th note is secured by the assets of the Company, and subordinated to the Company’s Silicon Valley Bank loan.

In connection with the bridge financing, the Company granted the lender warrants to purchase common stock equal to 50% of the number of shares of common stock into which the loan is convertible into.

Through the issuance date, the Company has received proceeds from SAFEs totaling $2,666,953 with similar terms to the SAFEs in Note 7.